                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of General Nutrition Centers, Inc and Subsidiary Guarantors of our report dated March 23, 2004 relating to the financial statements and financial statement schedule of General Nutrition Centers, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
April 15, 2004